EXHIBIT 99.1
HORIZON OFFSHORE PROVIDES CORRECTION OF PRESS RELEASE
     HOUSTON, TX—(October 31, 2005) In the news release, “Horizon Offshore Provides Financial Guidance for 2005,” issued Friday, September16, 2005, by Horizon Offshore, Inc. (Other OTC: HOFF.PK), the Company advises that the statements regarding actions taken following the Company’s annual meeting and the related financial impact contained in the release have been corrected.
Complete corrected text follows:
HORIZON OFFSHORE PROVIDES FINANCIAL GUIDANCE FOR 2005
     HOUSTON, TX (September 16, 2005) Horizon Offshore, Inc. (Other OTC: HOFF.PK) announced today financial guidance for 2005. The Company presently estimates EBITDA (earnings before interest, taxes, depreciation, amortization and non-cash charges, as defined) to be between $45 million and $50 million for fiscal year 2005. These estimates include unusually higher than normal charges of approximately $6.5 million mostly related to legal costs incurred and settlement charges recorded on outstanding claims and litigation and other non-recurring charges with respect to the Company’s recapitalization.
     For the third quarter of 2005, the Company currently estimates gross profit of $20 million to $22 million and operating income of $13 million to $15 million. The Company currently estimates gross profit of $17 million to $20 million and operating income of $11 million to $14 million for the fourth quarter of 2005.
     The Company’s current earnings guidance for the third quarter of 2005 is net income of $2 million to $5 million. For the fourth quarter of 2005, the Company currently estimates a net loss of $(36) million to $(40) million, which includes a $(40) million non-cash charge to interest expense related to the conversion of its Series B Mandatorily Redeemable Convertible Preferred

Stock (the Series B Preferred Stock). Revenues for fiscal year 2005 presently are expected to be between $325 million and $335 million.
     The Company reported that it sustained minimal damage to its offshore equipment and property along the Gulf Coast during Hurricane Katrina. The minimal damage has been repaired and these assets have been placed back into service. The Company is pleased to report that it has located all of its employees working and living along the Gulf Coast and is assisting those employees affected by Hurricane Katrina by providing housing and other essentials.
     The Company is currently working with oil and gas companies operating in the U.S. Gulf of Mexico as these companies assess the damage to offshore platforms and pipelines caused by Hurricane Katrina. According to a recent report from the Minerals Management Service (MMS), current estimates indicate that Hurricane Katrina damaged a total of 58 platforms and rigs in the U.S. Gulf of Mexico, and the damage assessment continues with additional damaged platforms expected to be identified. These oil and gas companies also continue to assess damage caused to underwater pipelines connecting the offshore platforms to shore or to other platforms and pipelines. These damage assessments could take several more weeks to complete.
     “We are saddened by the loss of lives and damage caused by Hurricane Katrina, and at the same time, are thankful for the safety of our employees,” said David W. Sharp, President and CEO. Commenting on the Company’s guidance, Mr. Sharp said, “We expect our 2005 EBITDA to be at record levels due to the contract activity in the Gulf of Mexico and our operations in West Africa and offshore Mexico. We will continue to capitalize on opportunities in the market areas that match our contract profitability targets and equipment and personnel capabilities.”
     The Company also announced today that all of the matters proposed for action at its annual meeting of stockholders held on Tuesday, September 13, 2005 were approved. These matters included declassification of the Company’s Board of Directors, the election of five directors for a one year term, an increase in the number of authorized shares of its common stock from 100 million to 1.5 billion, a reduction in the par value of its common and preferred stock from $1.00 to $0.001 per share, elimination of all supermajority vote requirements, approval of a new stock incentive plan, and the ratification of the selection of its independent registered public accounting firm. The amendments to the Company’s certificate of incorporation required for the matters above have been filed with the Secretary of State of Delaware. In accordance with its previously announced recapitalization plan, the Company will issue 554,139,356 shares of its common stock upon the mandatory conversion or earlier exchange of all the one million shares of its Series B Preferred Stock. Any outstanding shares of Series B Preferred Stock are expected to be mandatorily converted into shares of our common stock on December 12, 2005. The holders of the 60,000,015 shares of common stock issued on June 10, 2005 in the debt for equity exchange transaction will acquire the 554,139,356 shares of common stock to be issued, which total shares are equivalent to 95% of the Company’s aggregate outstanding common stock. If the holders of these shares of common stock act together, they will be in a position to control or exercise substantial influence over the outcome of all matters requiring a stockholder vote. The conversion or earlier exchange of the Series B Preferred Stock will result in further, significant dilution to the Company’s stockholders and the book value per share of the Company’s common stock. Accordingly, any investment in the Company’s common stock will continue to be highly speculative.
     The Company urges caution in considering its current trends and the earnings guidance disclosed in this press release. The marine construction industry is highly competitive, and trends and guidance are subject to numerous factors and influences, some of which are discussed in the cautionary language below in this press release. The Company disclaims any obligation to update disclosed information on trends or targets other than in its periodic filings with the Securities and Exchange Commission.
     This press release includes the non-Generally Accepted Accounting Principles (GAAP) financial measure of EBITDA, as defined. Horizon calculates EBITDA (earnings before interest, income taxes, depreciation and amortization) as net income or loss excluding income taxes, net interest expense, depreciation and amortization, interest expense related to the conversion of the Series B Preferred Stock, loss on debt extinguishment and non-cash charges. Horizon has separately identified non-cash charges which are non-recurring, infrequent, unusual, or isolated or the result of special circumstances and has excluded these non-cash charges from the calculation of EBITDA. Horizon has aligned the disclosure of EBITDA with the financial covenants in the Company’s material credit agreements with various lenders, including maintaining a required positive EBITDA, as defined. Horizon believes that EBITDA is a material component of the financial covenants in the Company’s credit agreements and non-compliance with the covenants could result in the acceleration of indebtedness. EBITDA is a non-GAAP measure that is derived from items in Horizon’s GAAP financials and is used as a measure of operational performance. Horizon believes EBITDA is a commonly applied measurement of financial performance by investors. Horizon believes EBITDA is useful to investors because it gives a measure of operational performance without taking into account items that Horizon believes do not relate directly to operations or that are subject to variations that are not caused by operational performance. This non-GAAP measure is not intended to be a substitute for GAAP measures, and investors are advised to review this non-GAAP measure in conjunction with GAAP information provided by Horizon. EBITDA should not be construed as a substitute for income from operations, net income (loss) or cash flows from operating activities (all determined in accordance with GAAP) for the purpose of analyzing Horizon’s operating performance, financial position and cash flows. Horizons computation of EBITDA may not be comparable to similar titled measures of other companies.
     Horizon and its subsidiaries provide marine construction services for the offshore oil and gas industry and energy related industries in North America, West Africa, Southeast Asia/Mediterranean and Latin America. The Company’s fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.
     This press release contains certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: the Company’s substantial amount of debt; high reliance on external sources of financing and improved cash flow to meet its obligations and reduce its existing debt; resolution of the Company’s outstanding claims against Pemex; outcome of litigation with the underwriters of the insurance coverage on the Gulf Horizon; industry conditions and volatility; prices of oil and gas; the Company’s ability to obtain and the timing of new projects; changes in competitive factors; and other material factors that are described from time to time in the Company’s filings with the Securities and Exchange Commission.
     Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward—looking statements often identified with words like “should”, “expects”, “believes”, “anticipates”, “may”, “could”, etc., contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

Contact:	Ronald D. Mogel (713) 243-2753 Horizon Offshore, Inc.